EXHIBIT 99.3

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

Following are the Energy Transfer Partners, L.P.’s (“Energy Transfer”) unaudited pro forma consolidated balance sheet as of November 30, 2004 and the pro forma consolidated statements of operations for the three months ended November 30, 2004 and the year ended August 31, 2004.

The unaudited pro forma consolidated financial statements give pro forma effect to the following transactions:

a) On January 20, 2004, Heritage Propane Partners, L.P., (“Heritage”) and La Grange Energy, L.P. (“La Grange Energy”) completed the series of transactions whereby La Grange Energy contributed its subsidiary, La Grange Acquisition, L.P. and its subsidiaries who conduct business under the assumed name of Energy Transfer Company (“ETC OLP”), to Heritage in exchange for cash of $300 million less the amount of ETC OLP debt in excess of $151.5 million, less ETC OLP’s accounts payable and other specified liabilities, plus agreed upon capital expenditures paid by La Grange Energy relating to the ETC OLP business prior to closing, $433.9 million of Heritage common and class D units, and the repayment of the ETC OLP debt of $151.5 million. These transactions and the other transactions described in the following paragraphs are referred to herein as the Energy Transfer Transactions. In conjunction with the Energy Transfer Transactions and prior to the contribution of ETC OLP to Heritage, ETC OLP distributed its cash and accounts receivables to La Grange Energy and an affiliate of La Grange Energy contributed an office building to ETC OLP. La Grange Energy also received 3,742,515 special units as consideration for the project it had in progress to construct the Bossier Pipeline. The special units converted to common units upon the Bossier Pipeline becoming commercially operational on June 21, 2004. The conversion of the special units to common units was approved by Energy Transfer Partners’ Unitholders at a special meeting held on June 23, 2004. Simultaneously with the Energy Transfer Transactions, La Grange Energy obtained control of Heritage by acquiring all of the interest in U.S. Propane, L.P., (“U.S. Propane”) the General Partner of Heritage, and U.S. Propane, L.P.’s general partner, U.S. Propane, L.L.C., from subsidiaries of AGL Resources, Atmos Energy Corporation, TECO Energy, Inc. and Piedmont Natural Gas Company, Inc. for $30 million (the “General Partner Transaction”). In conjunction with the General Partner Transaction, U.S. Propane, L.P. contributed its 1.0101% General Partner interest in Heritage Operating, L.P. (“HOLP”) to Heritage in exchange for an additional 1% General Partner interest in Heritage. Simultaneously with these transactions, Heritage purchased the outstanding stock of Heritage Holdings, Inc. (“Heritage Holdings”) from U.S. Propane, L.P. for $100 million.

Concurrent with the Energy Transfer Transactions, ETC OLP borrowed $325,000 from financial institutions and Heritage raised $355.9 million of gross proceeds through the sale of 9.2 million common units at an offering price of $38.69 per unit. The net proceeds were used to finance the transaction and for general partnership purposes. Subsequent to the Energy Transfer Transactions, the combined entity was renamed Energy Transfer Partners, L.P.

The Energy Transfer Transactions were accounted for as a reverse acquisition in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS 141). Although Heritage was the surviving parent entity for legal purposes, ETC OLP was the acquiror for accounting purposes. The assets and liabilities of Heritage were recorded at fair value to the extent acquired in accordance with EITF 90-13, Accounting for Simultaneous Common Control Mergers. The assets and liabilities of ETC OLP are recorded at historical cost. A final determination of the purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, was made by management subsequent to August 31, 2004, and is reflected in the pro forma statement of operations below. Accordingly, certain amounts differ from those previously reported by Energy Transfer.

b) On June 1, 2004, Energy Transfer acquired all of the midstream natural gas assets (“ET Fuel System”) of TXU Fuel Company for approximately $500 million in an all cash transaction. This acquisition and the related financings are referred to as the “ET Fuel System Acquisition.” The ET Fuel System Acquisition was accounted for using the purchase method in accordance with SFAS 141.

c) On January 26, 2005, Energy Transfer acquired a controlling interest in Houston Pipe Line Company (“HPL”) for approximately $825 million, subject to working capital adjustments, and financed the acquisition through a combination of sources including borrowings under our existing credit facility and a private placement of our common units with institutional investors. In addition, Energy Transfer acquired inventory of working gas stored in the Bammel storage facility and financed it through a short term borrowing from a related party. This acquisition and related financing are referred to as the “HPL Acquisition”

and was accounted for as a business combination using the purchase method of accounting in accordance with the provisions of SFAS 141.

SUMMARY OF TRANSACTIONS AND RELATED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements present (i) unaudited consolidated pro forma balance sheet data at November 30, 2004, giving effect to the HPL Acquisition as if it had been consummated on that date; (ii) unaudited pro forma consolidated operating data for the three months ended November 30, 2004, giving effect to the HPL Acquisition as if had been consummated on September 1, 2004; and (iii) unaudited pro forma consolidated operating data for the year ended August 31, 2004, giving effect to the Energy Transfer Transactions, the ET Fuel System Acquisition and the HPL Acquisition as if such transactions had been consummated on September 1, 2003.

The unaudited pro forma consolidated balance sheet data consolidates the November 30, 2004 consolidated balance sheet of Energy Transfer, and the December 31, 2004 balance sheet of HPL. The unaudited pro forma consolidated statement of operations for the year ended August 31, 2004, includes the consolidated results of operations for Energy Transfer for the year ended August 31, 2004, the results of operations of Heritage for the period from September 1, 2003 through January 19, 2004, the results of operations of Heritage Holdings for the period from September 1, 2003 through January 19, 2004, the results of operations before cumulative effect of change in accounting principles of TXU Fuel Company for the period from October 1, 2003 through June 30, 2004, and the results of operations of HPL for the year ended September 30, 2004, after giving effect to pro forma adjustments. Since Energy Transfer’s fiscal year ends August 31, the pro forma consolidated statement of operations for the year ended September 30, 2004 includes HPL’s historical results of operations for the three months ended December 31, 2003 combined with its historical results of operations for the nine months ended September 30, 2004. The unaudited pro forma consolidated statement of operations for the three months ended November 30, 2004, consolidates the results of operations for Energy Transfer for the three months ended November 30, 2004, and the results of operations of HPL for the three months ended September 30, 2004, after giving effect to pro forma adjustments.

The Energy Transfer Transactions were accounted for as a reverse acquisition in accordance with SFAS No. 141. Although Heritage was the surviving parent entity for legal purposes, ETC OLP was the acquiror for accounting purposes. The assets and liabilities of Heritage are reflected at fair value to the extent acquired by ETC OLP in accordance with EITF 90-13. The assets and liabilities of ETC OLP are reflected at historical cost.

The ET Fuel System Transactions were accounted for as a business combination using the purchase method of accounting in accordance with the provisions of SFAS No. 141. The assets and liabilities were recorded at fair value.

The HPL Acquisition will be accounted for as a business combination using the purchase method of accounting in accordance with the provisions of SFAS No. 141. The assets and liabilities of HPL are reflected at fair value. A final determination of the purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the following summary pro forma consolidated financial statements are preliminary and have been made solely for purposes of developing such pro forma consolidated financial statements. However, management does not believe that final adjustments will be materially different from the amounts presented herein.

The unaudited pro forma consolidated financial statements are provided for informational purposes only and should be read in conjunction with the audited or unaudited consolidated financial statements of the respective entities. The following unaudited pro forma consolidated financial statements are based on certain assumptions and does not purport to be indicative of the results which actually would have been achieved if the Energy Transfer Transactions, the ET Fuel System Acquisition and the HPL Acquisition had been consummated on the date indicated. Moreover, they do not project Energy Transfer’s financial position or results of operations for any future date or period. In addition, the unaudited pro forma consolidated financial statements do not give effect to a two-for-one split for each class of Energy Transfer’s limited partner units that were distributed on March 15, 2005 to unitholders on record as of February 28, 2005.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of November 30, 2004

(In thousands, except per unit data)

	Energy Transfer	HPL	Adjustments		Pro Forma
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$59,245	$220	$475,000	(a)	$24,426
			171,51	5(b)
			350,000	(c)
			7,142	(d)
			(1,038,696	)(e)
Accounts receivable, net	340,334	314,081	—		654,415
Inventories	74,922	221,075	—		295,997
Other current assets	56,196	106,513	—		162,709

Total current assets	530,697	641,889	(35,039)		1,137,547

PROPERTY, PLANT AND EQUIPMENT, net	1,557,053	399,649	446,796	(e)	2,403,498

INVESTMENT IN AFFILIATES	8,013	33,035	—		41,048
GOODWILL	309,645	—	—		309,645
INTANGIBLES AND OTHER ASSETS, net	109,586	124,295	3,109	(b)	236,990

Total assets	$2,514,994	$1,198,868	$414,866		$4,128,728

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
Short-term loan to affiliate	$—	$—	$174,624	(b)	$174,624
Working capital facility	33,096	—	—		33,096
Accounts payable	378,238	172,948	—		551,186
Accrued expenses and other current liabilities	98,911	384,793	800	(e)	484,504
Current maturities of long-term debt	33,220	—	—		33,220

Total current liabilities	543,465	557,741	175,424		1,276,630

LONG-TERM DEBT, less current maturities	1,122,370	—	475,000	(a)	1,597,370

DEFERRED INCOME TAXES	108,385	—	—		108,385
OTHER CURRENT LIABILITIES	835	36,331	—		37,166
MINORITY INTEREST	1,936	—	12,096	(e)	14,032

	$1,776,991	$594,072	$662,520		$3,033,583

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Common unitholders	710,610	—	350,000	(c)	1,060,610
Class C Unitholders	—	—	—		—
Class E Unitholders (held by subsidiary and reported as treasury units)	—	—	—		—
General Partner	28,686	—	7,142	(d)	35,828
Paid-in capital	—	740,485	(740,485	)(e)	—
Accumulated deficit	—	(171,372)	171,372	(e)	—
Accumulated other comprehensive income	(1,293)	35,683	(35,683	)(e)	(1,293)

Total partners' capital	738,003	604,796	(247,654)		1,095,145

Total liabilities and partners' capital	$2,514,994	$1,198,868	$414,866		$4,128,728

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended August 31, 2004

(In thousands, except per unit data)

	Energy Transfer	Heritage	Heritage Holdings	ET Fuel	HPL	Adjustments		Pro Forma
REVENUES:
Midstream and transportation	$2,102,101	$—	$—	$40,834	$3,658,391	$—		$5,801,326
Propane	342,522	242,424	—	—	—	—		584,946
Other	37,631	27,928	—	—	—	—		65,559

Total revenues	2,482,254	270,352	—	40,834	3,658,391	—		6,451,831

COSTS AND EXPENSES:
Cost of products sold	2,100,918	148,329	—	—	3,507,755	—		5,757,002
Operating expenses	152,100	60,735	—	7,714	72,328	—		292,877
Depreciation and amortization	50,848	15,389	—	3,986	12,037	543	(f)	95,201
						487	(g)
						25	(h)
						2,838	(k)
						9,048	(p)
Selling, general and administrative	33,135	10,100	—	2,109	22,425	(36	)(h)	67,733
Asset Impairments	—	—	—	—	300,000	(300,000	)(q)	—

Total costs and expenses	2,337,001	234,553	—	13,809	3,914,545	(287,095)		6,212,813

OPERATING INCOME (LOSS)	145,253	35,799	—	27,025	(256,154)	287,095		239,018

OTHER INCOME (EXPENSE):
Interest expense	(41,191)	(12,754)	—	(884)	(40)	(17,716	)(o)	(105,858)
						(33,273	)(r)
Equity in earnings of affiliates	363	496	5,218	—	(670)	(5,218	)(i)	189
Loss on disposal of assets	(1,006)	(240)	—	—	—	100	(j)	(1,146)
Interest income and other	509	(66)	346	(138)	3,050	(346	)(m)	3,355

INCOME (LOSS) BEFORE MINORITY INTEREST AND INCOME TAXES	103,928	23,235	5,564	26,003	(253,814)	230,642		135,558
Minority interests	(295)	(572)	—	—	—	230	(l)	(714)
						(77	)(s)

INCOME (LOSS) BEFORE INCOME TAXES	103,633	22,663	5,564	26,003	(253,814)	230,795		134,844
Income tax (expense) benefit	(4,481)	(20)	(2,245)	(9,882)	66,429	(56,547	)(n)	(6,746)

NET INCOME (LOSS)	99,152	$22,643	$3,319	$16,121	$(187,385)	$174,248		128,098

GENERAL PARTNER'S INTEREST IN NET INCOME	8,938							10,263

LIMITED PARTNERS' INTEREST IN NET INCOME	$90,214							$117,835

BASIC NET INCOME PER LIMITED PARTNER UNIT	$3.45							$2.71

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$3.45							$2.70

BASIC WEIGHTED AVERAGE LIMITED PARTNER UNITS	26,114							43,558

DILUTED WEIGHTED AVERAGE LIMITED PARTNER UNITS	26,141							43,585

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended November 30, 2004

(In thousands, except per unit data)

	Energy Transfer	HPL	Adjustments		Pro Forma
REVENUES:
Midstream and transportation	$737,150	$857,898	$—		$1,595,048
Propane	151,233	—	—		151,233
Other	19,279	—	—		19,279

Total revenues	907,662	857,898	—		1,765,560

COSTS AND EXPENSES:
Cost of products sold	765,570	826,491	—		1,592,061
Operating expenses	61,461	17,375	—		78,836
Depreciation and amortization	20,269	2,592	2,679	(p)	25,540
Selling, general and administrative	11,310	6,332	—		17,642

Total costs and expenses	858,610	852,790	2,679		1,714,079

OPERATING INCOME	49,052	5,108	(2,679)		51,481

OTHER INCOME (EXPENSE):
Interest expense	(17,331)	(24)	(9,129	)(r)	(26,484)
Equity in earnings of affiliates	36	(275)	—		(239)
Loss on disposal of assets	(91)	—	—		(91)
Interest income and other	134	740	—		874

INCOME BEFORE MINORITY INTEREST AND INCOME TAXES	31,800	5,549	(11,808)		25,541
Minority interests	(158)	—	125	(s)	(33)

INCOME BEFORE INCOME TAXES	31,642	5,549	(11,683)		25,508
Income tax expense	(1,032)	(1,743)	1,743	(n)	(1,032)

NET INCOME	30,610	$3,806	$(9,940)		24,476

GENERAL PARTNER'S INTEREST IN NET INCOME	6,089				1,961

LIMITED PARTNERS' INTEREST IN NET INCOME	$24,521				$22,515

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.55				$0.44

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.55				$0.44

BASIC WEIGHTED AVERAGE LIMITED PARTNER UNITS	44,622				51,103

DILUTED WEIGHTED AVERAGE LIMITED PARTNER UNITS	44,696				51,177

1. Basis of Presentation and Other Transactions

The unaudited pro forma consolidated financial statements do not give any effect to any restructuring cost, potential cost savings, or other operating efficiencies that are expected to result from the Energy Transfer Transactions, ET Fuel System Acquisition or the HPL Acquisition. The unaudited pro forma consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results which actually would have been achieved if the Energy Transfer Transaction, ET Fuel System Acquisition or the HPL Acquisition had been consummated on the dates indicated or which may be achieved in the future. Moreover, it does not project Energy Transfer’s financial position or results of operations for any future date or period. The purchase accounting adjustments made in connection with the development of the unaudited pro forma consolidated financial statements with respect to the HPL Acquisition are preliminary and have been made solely for purposes of presenting such pro forma financial information.

The historical financial information is derived from the historical financial statements of Energy Transfer Partners, L.P., Heritage Propane Partners, L.P., Heritage Holdings, Inc., TXU Fuel Company, and HPL Consolidated LP.

It has been assumed that for purposes of the unaudited pro forma consolidated balance sheet, the HPL Acquisition described below occurred on November 30, 2004; for purposes of the unaudited pro forma consolidated statement of operations for the year ended August 31, 2004, the transactions described below occurred on September 1, 2003, and for purposes of the unaudited pro forma consolidated statement of operations for the three months ended November 30, 2004, the HPL Acquisition described below occurred on September 1, 2004. The unaudited pro forma consolidated balance sheet data consolidates the November 30, 2004 balance sheet of Energy Transfer and the December 31, 2004 balance sheet of HPL, after giving effect to pro forma adjustments. The unaudited pro forma consolidated statement of operations for the year ended August 31, 2004 consolidates the pro forma results of operations for Energy Transfer, Heritage, Heritage Holdings, and ET Fuel System, for the year ended August 31, 2004 and of HPL for the year ended September 30, 2004 after giving effect to pro forma adjustments. The unaudited pro forma consolidated statement of operations for the three months ended November 30, 2004 consolidates the pro forma results of operations for Energy Transfer for the three months ended November 30, 2004 and of HPL for the three months ended September 30, 2004, after giving effect to pro forma adjustments.

On January 20, 2004, Heritage Propane Partners, L.P., (“Heritage”) and La Grange Energy, L.P. (“La Grange Energy”) completed the series of transactions whereby La Grange Energy contributed its subsidiary, La Grange Acquisition, L.P. and its subsidiaries who conduct business under the assumed name of Energy Transfer Company (“ETC OLP”), to Heritage in exchange for cash of $300 million less the amount of ETC OLP debt in excess of $151.5 million, less ETC OLP’s accounts payable and other specified liabilities, plus agreed upon capital expenditures paid by La Grange Energy relating to the ETC OLP business prior to closing, $433.9 million of Heritage common and class D units, and the repayment of the ETC OLP debt of $151.5 million. These transactions and the other transactions described in the following paragraphs are referred to herein as the Energy Transfer Transactions. In conjunction with the Energy Transfer Transactions and prior to the contribution of ETC OLP to Heritage, ETC OLP distributed its cash and accounts receivables to La Grange Energy and an affiliate of La Grange Energy contributed an office building to ETC OLP. La Grange Energy also received 3,742,515 special units as consideration for the project it had in progress to construct the Bossier Pipeline. The special units converted to common units upon the Bossier Pipeline becoming commercially operational on June 21, 2004. The conversion of the special units to common units was approved by Energy Transfer Partners’ Unitholders at a special meeting held on June 23, 2004. Simultaneously with the Energy Transfer Transactions, La Grange Energy obtained control of Heritage by acquiring all of the interest in U.S. Propane, L.P., (“U.S. Propane”) the General Partner of Heritage, and U.S. Propane, L.P.’s general partner, U.S. Propane, L.L.C., from subsidiaries of AGL Resources, Atmos Energy Corporation, TECO Energy, Inc. and Piedmont Natural Gas Company, Inc. for $30 million (the “General Partner Transaction”). In conjunction with the General Partner Transaction, U.S. Propane, L.P. contributed its 1.0101% General Partner interest in Heritage Operating, L.P. (“HOLP”) to Heritage in exchange for an additional 1% General Partner interest in Heritage. Simultaneously with these transactions, Heritage purchased the outstanding stock of Heritage Holdings, Inc. (“Heritage Holdings”) from U.S. Propane, L.P. for $100 million.

Concurrent with the Energy Transfer Transactions, ETC OLP borrowed $325 million from financial institutions and Heritage raised $355.9 million of gross proceeds through the sale of 9.2 million common units at an offering price of $38.69 per unit. The net proceeds were used to finance the transaction and for general partnership purposes. Subsequent to the Energy Transfer Transactions, the combined entity was renamed Energy Transfer Partners, L.P.

The Energy Transfer Transactions were accounted for as a reverse acquisition in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS 141). Although Heritage was the surviving parent entity for legal purposes, ETC OLP was the acquiror for accounting purposes. The assets and liabilities of Heritage were recorded at fair value to the extent acquired in accordance with EITF 90-13, Accounting for Simultaneous Common Control Mergers. The assets and liabilities of ETC OLP are recorded at historical cost. A final determination of the purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, was made by management subsequent to August 31, 2004, and is reflected in the pro forma statement of operations below. Accordingly, certain amounts differ from those previously reported by Energy Transfer.

On June 1, 2004, Energy Transfer acquired all of the midstream natural gas assets (“ET Fuel System”) of TXU Fuel Company for approximately $500 million in an all cash transaction. This acquisition and the related financings are referred to as the “ET Fuel System Acquisition.” The ET Fuel System Acquisition was accounted for using the purchase method in accordance with SFAS 141.

On January 26, 2005, Energy Transfer, through ETC OLP, acquired 98% of the general partner and limited in the entity owning the Houston Pipeline system and related storage facilities from AEP Energy Services Gas Holding Company II, L.L.C and HPLG Sotrage LP (the AEP Sellers), subsidiaries of American Electric Power Company (AEP). Energy Transfer paid approximately $825 million, subject to working capital adjustments. The acquisition was financed through a combination of sources, including borrowings under the Energy Transfer’s existing credit facility and a private placement of the Energy Transfer’s common units with institutional investors. In addition, Energy Transfer acquired inventory of working gas stored in the Bammel storage facility and financed it through a short-term borrowing from a related party.

The HPL Acquisition is accounted for as a business combination using the purchase method of accounting in accordance with the provisions of SFAS No. 141. The purchase price is determined as follows (in thousands):

Cash paid	$1,038,696
Estimated acquisition costs	800
Liabilities assumed	359,003

Estimated purchase price	$1,398,499

For purposes of this pro forma analysis, the purchase price of the HPL transaction has been allocated using the acquisition methodology used by Energy Transfer when evaluating potential acquisitions. Early indications are that the purchase price may be assigned to depreciable fixed assets or amortizable, intangible assets or tangible assets as opposed to non-amortizable goodwill. Management of Energy Transfer plans to engage an appraisal firm to perform the asset appraisal in order to develop a definitive allocation of the purchase price. As a result, the final purchase price allocation may differ from our preliminary allocation. To the extent that in the final allocation will result in an allocation to goodwill, this amount would not be subject to amortization, but would be subject to periodic impairment testing and if necessary, written down to a lower fair value should circumstances warrant. However, management does not anticipate that the final valuation will be materially different than the preliminary allocation. The allocation to assets acquired and liabilities assumed is as follows:

Current assets	$564,445
Property, plant and equipment, including construction in progress	801,018
Other assets	33,036
Current liabilities	(351,549)
Other liabilities	(7,454)

$1,039,496

For purposes of the pro forma consolidated statements of operations, pro forma basic and diluted earnings per limited partner unit is calculated as follows (in thousands except for per unit data):

For the Year Ended August 31, 2004
Basic pro forma net income per limited partner unit:
Limited partners’ interest in pro forma net income	$117,836

Energy Transfer weighted average limited partner units, as reported	26,114
Effect of Energy Transfer Transactions	7,240
Effects of units issued in connection with the ET Fuel System acquisition	3,723
Units issued in connection with the HPL acquisition	6,481

Basic pro forma weighted average limited partner units	43,558

Basic pro forma net income per limited partner unit	$2.71

Diluted pro forma net income per limited partner unit:
Limited partners’ interest in pro forma net income	$117,836

Energy Transfer weighted average limited partner units, as reported	26,142
Effect of Energy Transfer Transactions	7,240
Units issued in connection with the ET Fuel System acquisition	3,723
Units issued in connection with the HPL acquisition	6,481

Diluted pro forma weighted average limited partner units	43,585

Diluted pro forma net income per limited partner unit	$2.70

For the Three Months Ended November 30, 2004
Basic pro forma net income per limited partner unit:
Limited partners’ interest in pro forma net income	$22,515

Energy Transfer weighted average limited partner units, as reported	44,622
Units issued in connection with the HPL Acquisition	6,481

Basic pro forma weighted average limited partner units	51,103

Basic pro forma net income per limited partner unit	$0.44

Diluted pro forma net income per limited partner unit:
Limited partners’ interest in pro forma net income	$22,515

Energy Transfer weighted average limited partner units, as reported	44,696
Units issued in connection with the HPL Acquisition	6,481

Diluted pro forma weighted average limited partner units	51,177

Diluted pro forma net income per limited partner unit	$0.44

2. Pro Forma Adjustments (in thousands except for per unit data)

(a) Reflects borrowing of $475,000 under the Partnership’s existing credit facility. The borrowing has an average interest rate of 4.30%. The existing credit agreement expires in January 2010.

(b) Reflects short-term borrowing of $174,624 from an affiliate, including loan origination fees of $3,109. The borrowing has an average interest rate of 5.60%. The loan matures in July 2005. Loan origination fees will be amortized over the loan term.

(c) Reflects the proceeds received from the private placement offering of 6,481,480 common units of Energy Transfer at an offering price of $54.00 per unit.

(d) Reflects the contribution from the general partner to Energy Transfer of cash of $7,142 in connection with the private placement offering in order to maintain its 2% general partner interest in Energy Transfer.

(e) Reflects the acquisition of 98% of the interest of HPL and the 2% minority interest retained by AEP.

(f) Reflects the additional depreciation related to the step-up of net book value of property, plant and equipment having an estimated average life of 25 years, which occurred in the Energy Transfer Transactions.

(g) Reflects the additional amortization related to the step-up of net book value of customer lists having lives of 15 years, which occurred in the Energy Transfer Transactions.

(h) Reflects the effect on depreciation of the contribution of the Dallas office building from an affiliate of La Grange Energy to ETC OLP and the reversal of rent previously expensed.

(i) Reflects elimination of Heritage Holdings, Inc.’s equity in earnings of Heritage.

(j) Reflects the elimination of 41.5% of the loss on sale of assets as Heritage’s assets are recorded at fair market value.

(k) Reflects the additional depreciation related to the step-up of net book value of property, plant and equipment having estimated useful lives ranging from 5-65 years, which occurred in the ET Fuel System Acquisition. The estimated weighted average useful life was 52.4 years.

(l) Reflects the elimination of minority interest expense for the 1.0101% general partner’s interest in HOLP contributed to Heritage for an additional 1% general partner interest in Heritage, which occurred in the Energy Transfer Transactions.

(m) Reflects the elimination of interest income from the note receivable of $11,539, which was retained by the subsidiaries of AGL Resources, Inc., Atmos Energy Corporation, TECO Energy, Inc. and Piedmont Natural Gas Company, Inc. in the Energy Transfer Transactions. The note had an interest rate of 6%.

(n) Eliminates income tax expense as the assets acquired in the ET Fuel System and HPL Acquisitions are now owned by a non-taxable limited partnership.

(o) Reflects additional interest expense on $325,000 of borrowings to finance the Energy Transfer Transactions and $505,000 of borrowings to finance the ET Fuel System Acquisition. The borrowings have an interest rate of 4.14%. Includes amortization of additional loan origination costs of $8,535.

(p) Reflects the additional depreciation related to the step-up of net book value of property, plant and equipment having estimated useful lives ranging from 5-65 years, which occurred in the HPL Acquisition. The estimated weighted average useful life was 45 years.

(q) Reverse the asset impairment charge in order to properly reflect the fair value of the assets assuming the transaction occurred at September 1, 2003.

(r) Reflects additional interest expense on $475,000 of borrowings under Energy Transfer’s credit facility and $174,624 of borrowings from an affiliate to finance the HPL Acquisition. The borrowings have an interest rate of 4.30% and 5.60%, respectively. Includes amortization of loan origination costs of $3,109.

(s) Reflects a 2% minority interest adjustment related to AEP’s retained ownership in HPL.